Exhibit 1

May 8, 2009

Nova Scotia Securities Commission
Alberta Securities Commission
The Manitoba Securities Commission
Ontario Securities Commission
Prince Edward Island Securities Office
Registrar of Securities, Northwest Territories
Registrar of Securities, Nunavut	Securities Commission of Newfoundland and Labrador
Saskatchewan Financial Services Commission, Securities Division
New Brunswick Securities Commission
British Columbia Securities Commission
Autorité des marchés financiers
Registrar of Securities, Yukon

Dear Sirs:

RE:      HARRY WINSTON DIAMOND CORPORATION

The following were sent by prepaid mail to all registered shareholders of the above-mentioned Company on May 8, 2009:

X Proxy

X Notice of Meeting/Information Circular

X Annual Report for the Fiscal Year Ended January 31, 2009

X Supplemental Return Card

However, we have not mailed to shareholders in cases where on three consecutive occasions, notices or other documents have been returned undelivered by the Post Office.

The above disclosure document(s) are filed with you as agent for the Company in compliance with the regulations.

Yours very truly,
CIBC MELLON TRUST COMPANY

(Signed) Christine Ristich
Associate Manager, Trust Central Services

CIBC Mellon Trust Company is a liscensed user of the CIBC Mellon trademarks